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                                                                   Exhibit 24

                       POWER OF ATTORNEY OF CHERYL SNYDER

         BE IT KNOWN, that I, Cheryl Snyder, hereby constitute and appoint Carl Muscari and Robert H. Emery and each of them, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to Registration Statement No. 333-72429 first filed by Video Network Communications, Inc. on February 16, 1999 and any or all other documents in connection therewith, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as gully to all intents and purposes as might or could be done in person, hereby ratifying and confirming said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of April, 2000.


                                                   /s/ Cheryl Snyder
                                                 -----------------------------
                                                 Cheryl Snyder